UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2018
Date of report (Date of earliest event reported)

SP PLUS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601‑7702
(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 30, 2018 (the “Closing Date”), SP Plus Corporation, a Delaware corporation (the “Company”), completed its acquisition of ZWB Holdings, Inc. (“ZWB”), Rynn’s Luggage Corporation (“RLC”) and the direct and indirect subsidiaries of ZWB and RLC (together with ZWB and RLC, the “Target Companies”), pursuant to the terms of a Stock Purchase Agreement, dated as of October 16, 2018 (the “Purchase Agreement”), by and among the Company, Craig Mateer (the “Seller”), ZWB and RLC (the “Acquisition”).

Information relating to the Purchase Agreement and the Acquisition was previously included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 17, 2018 (the “Announcing 8-K,”). Pursuant to General Instruction B.3 of Form 8-K, the Company is not required to include information in this Current Report on Form 8-K to the extent such information was previously reported in the Announcing 8-K.

Item 1.01    Entry into a Material Definitive Agreement

In connection with the Acquisition, on the Closing Date, the Company entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”), as administrative agent, swing-line lender and a letter of credit issuer; Wells Fargo Bank, N.A., as syndication agent; BMO Harris Bank N.A., JPMorgan Chase Bank, N.A., KeyBank National Association and U.S. Bank National Association, as co-documentation agents; Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners; and the lenders party thereto (the “Lenders”).

Pursuant to the terms, and subject to the conditions, of the Credit Agreement, the Lenders have made available to the Company a new senior secured credit facility (the “Senior Credit Facility”) that permits aggregate borrowings of $550 million consisting of (i) a revolving credit facility of up to $325 million at any time outstanding, which includes a letter of credit facility that is limited to $100 million at any time outstanding, and (ii) a term loan facility of $225 million. The Senior Credit Facility matures on November 30, 2023.

The entire amount of the term loan portion of the Senior Credit Facility was drawn by the Company on the Closing Date and is subject to scheduled quarterly amortization of principal in installments equal to 1.25% of the initial aggregate principal amount of such term loan. The Company also borrowed $174.75 million under the revolving credit facility on the Closing Date. The proceeds from these borrowings have been used by the Company to pay the Purchase Price (as hereinafter defined) and pay other costs and expenses related to the Acquisition and the related financing and to refinance existing indebtedness of the Company, and also may be used to finance working capital, capital expenditures and other acquisitions, payments and general corporate purposes.

Borrowings under the Senior Credit Facility bear interest, at the Company’s option, (i) at a rate per annum based on the Company’s consolidated total debt to EBITDA ratio for the 12-month period ending as of the last day of the immediately preceding fiscal quarter, determined in accordance with the applicable pricing levels set forth in the Credit Agreement (the “Applicable Margin”) for London Interbank Offered Rate (or a comparable or successor rate approved by Bank of America) (“LIBOR”) loans, plus the applicable LIBOR rate or (ii) the Applicable Margin for base rate loans plus the highest of (x) the federal funds rate plus 0.5%, (y) the Bank of America prime rate and (z) a daily rate equal to the applicable LIBOR rate plus 1.0%.

Under the terms of the Credit Agreement, the Company is required to maintain a maximum consolidated total debt to EBITDA ratio of not greater than 4.25:1.0 (with certain step-downs described in the Credit Agreement). In addition, the Company is required to maintain a minimum consolidated interest coverage ratio of not less than 3.5:1.0.

Events of default under the Credit Agreement include failure to pay principal or interest when due, failure to comply with the financial and operational covenants, the occurrence of any cross default event, non-compliance with other loan documents, the occurrence of a change of control event, and bankruptcy and other insolvency events. If an event of default occurs and is continuing, the Lenders holding a majority of the commitments and outstanding term loan under the Credit Agreement have the right, among others, to (i) terminate the commitments under the Credit Agreement, (ii) accelerate and require the Company to repay all the outstanding amounts owed under the Credit Agreement and (iii) require the Company to cash collateralize any outstanding letters of credit.

Each wholly-owned domestic subsidiary of the Company (subject to certain exceptions set forth in the Credit Agreement) has guaranteed all existing and future indebtedness and liabilities of the other guarantors and the Company arising under the Credit Agreement. The borrowings under the Credit Agreement are secured by substantially all of the assets of the Company and each such guarantor subsidiary, subject to customary exceptions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the terms of the Purchase Agreement, the Company completed the acquisition of the Target Companies, in exchange for a purchase price of $275 million in cash, subject to certain adjustments (the “Purchase Price”). On the Closing date, an aggregate of $27.8 million of the Purchase Price was deposited into an escrow account and will be held by an escrow agent to secure certain obligations of the Seller under the Purchase Agreement. The portion of the Purchase Price that was paid to the Seller on the Closing Date was funded with the proceeds of debt financing described in Item 1.01 of this Current Report on Form 8-K.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2018.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01    Other Events.

On the Closing Date, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Also on the Closing Date, the Company posted an investor presentation regarding the Acquisition on the Investor Relations section of its website at http://ir.spplus.com. A copy of the investor presentation is furnished as Exhibit 99.2 and is incorporated herein by reference.

The press release and the investor presentation shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Item 8.01, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed not later than 71 days after the date on which this current report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed not later than 71 days after the date on which this current report on Form 8-K was required to be filed pursuant to Item 2.01.

(d)  Exhibits.

10.1
Credit Agreement, dated as of November 30, 2018, among SP Plus Corporation, as the borrower; certain subsidiaries of SP Plus Corporation, as guarantors; Bank of America, N.A., as administrative agent, swing-line lender and a letter of credit issuer; Wells Fargo Bank, N.A., as syndication agent; BMO Harris Bank N.A., JPMorgan Chase Bank, N.A., KeyBank National Association, and U.S. Bank National Association, as co-documentation agents; Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners; and the lenders party thereto,

99.1	Press Release issued by SP Plus Corporation on November 30, 2018 (furnished herewith)
99.2	Investor Presentation of SP Plus Corporation (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP PLUS CORPORATION

Date: November 30, 2018	By: /s/ VANCE C. JOHNSTON
Vance C. Johnston Executive Vice President, Chief Financial Officer and Treasurer